As filed with the Securities and Exchange Commission on February 3, 2021
Registration No. 333-251832

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 2
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ARK GLOBAL ACQUISITION CORP.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	85-4768339 (I.R.S. Employer Identification Number)
4235 Hillsboro Pike, Suite 300
Nashville, TN 37215
(615) 632-0303
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Richard Williams
Chief Executive Officer
Ark Global Acquisition Corp.
4235 Hillsboro Pike, Suite 300
Nashville, TN 37215
(615) 632-0303
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Christopher M. Zochowski David A. Sakowitz Winston & Strawn LLP 200 Park Avenue New York, New York 10166 Tel: (212) 294-6700	Gregg A. Noel Michael J. Mies Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue, Suite 1400 Palo Alto, California 94301 Tel: (650) 470-4500
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Class A common stock, par value $0.0001 per share, and one-fourth of one redeemable warrant	28,750,000 Units	$10.00	$287,500,000	$31,366.25
Shares of Class A common stock included as part of the units(3)	28,750,000 Shares	—	—	—(4)
Redeemable warrants included as part of the units(3)	7,187,500 Warrants	—	—	—(4)
Total	28,750,000 Units		$287,500,000	$31,366.25(5)

(1)
Estimated solely for the purpose of calculating the registration fee.

(2)
Includes 3,750,000 units, consisting of 3,750,000 shares of Class A common stock and 937,500 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)
Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share dividends or similar transactions.

(4)
No fee pursuant to Rule 457(g).

(5)
Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
Ark Global Acquisition Corp. is filing this Amendment No. 2 to its registration statement on Form S-1 (File No. 333-251832) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(i) of Part II of the Registration Statement, the signature page to the Registration Statement and the amended exhibit. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16.   Exhibits and Financial Statement Schedules.
(i)
The Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX
Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
3.1	Certificate of Incorporation.*
3.2	Form of Amended and Restated Certificate of Incorporation.
3.3	Bylaws.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Class A Common Stock Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
5.1	Opinion of Winston & Strawn LLP.*
10.1	Form of Letter Agreement among the Registrant, Ark Sponsors LLC and each of the executive officers and directors of the Registrant.*
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
10.3	Form of Registration Rights Agreement among the Registrant, Ark Sponsors LLC and the Holders signatory thereto.*
10.4	Form of Private Placement Warrants Purchase Agreement between the Registrant and Ark Sponsors LLC.*
10.5	Form of Indemnity Agreement.*
10.6	Promissory Note issued to Ark Sponsors LLC.*
10.7	Securities Subscription Agreement between the Registrant and Ark Sponsors LLC.*
10.8	Form of Administrative Services Agreement between the Registrant and Ark Sponsors LLC.*
14	Form of Code of Ethics.*
23.1	Consent of Marcum LLP.*
23.2	Consent of Winston & Strawn LLP (included on Exhibit 5.1).*
24	Power of Attorney (included on signature page hereto).*
99.1	Form of Audit Committee Charter.*
99.2	Form of Compensation Committee Charter.*
99.3	Consent of Jason Harinstein.*
99.4	Consent of Katie May.*
99.5	Consent of Stephen Smith.*

*
Previously filed.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, Tennessee on the 3rd day of February, 2021.
ARK GLOBAL ACQUISITION CORP.
By:
/s/ Richard Williams

Name: Richard Williams
Title:   Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Name	Position	Date
/s/ Richard Williams Richard Williams	Chief Executive Officer (Principal Executive Officer)	February 3, 2021
/s/ Stephen Krenzer Stephen Krenzer	Chief Financial Officer (Principal Financial and Accounting Officer)	February 3, 2021
/s/ Sultan Almaadeed Sultan Almaadeed	Chairman	February 3, 2021